UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, SLC, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cash Compensation

On November 16, 2012, the Compensation Committee of the Board of Directors approved an increase in the cash element of compensation to be paid to our executive officers for the year beginning January 1, 2013. The following table shows for each of our named executive officers his or her base salary and target bonus percentage for 2013.

Name and Position	Base Salary	Target Bonus %
Paul Jarman Chief Executive Officer	$300,000	75%
Gregory S. Ayers EVP and Chief Financial Officer	$250,000	40%
Scott Welch EVP and Chief Operating Officer	$235,000	40%
Mariann McDonagh EVP and Chief Marketing Officer	$245,000	45%
Sunny Gosain EVP and Chief Product Officer	$250,000	45%
Bassam Salem Chief Business Officer	$250,000	45%

The details regarding the executive bonus plan for 2013 have not yet been determined.

Stock Option Grants

On November 16, 2012, the Compensation Committee of the Board of Directors approved grants of stock options to our executive officers under our 2008 Equity Incentive Plan. The following table sets forth certain information with respect to grants of common stock options to the named executive officers that received grants. Each of the stock options granted vests in three equal annual installments commencing one year after the date of grant and expire five years from grant date.

Name and Position	Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)
Paul Jarman Chief Executive Officer	170,000	5.25
Gregory S. Ayers EVP and Chief Financial Officer	112,500	5.25
Scott Welch EVP and Chief Operating Officer	97,500	5.25
Mariann McDonagh EVP and Chief Marketing Officer	101,250	5.25
Sunny Gosain EVP and Chief Product Officer	56,250	5.25
Bassam Salem Chief Business Officer	101,250	5.25

Restricted Stock Awards

On November 16, 2012, the Compensation Committee of the Board of Directors approved awards of restricted stock to our executive officers under our 2008 Equity Incentive Plan. The following table sets forth certain information with respect to awards of restricted stock to the named executive officers that received awards.

Name and Position	Number of Restricted Shares	Grant Date Price of Restricted Shares ($/Sh)
Paul Jarman Chief Executive Officer	30,000	5.25
Gregory S. Ayers EVP and Chief Financial Officer	19,900	5.25
Scott Welch EVP and Chief Operating Officer	17,250	5.25
Mariann McDonagh EVP and Chief Marketing Officer	17,900	5.25
Sunny Gosain EVP and Chief Product Officer	9,950	5.25
Bassam Salem Chief Business Officer	17,900	5.25

The recipients of the restricted stock have voting and dividend rights. The shares of restricted stock are held by the Company in escrow until specified selling restrictions expire. The recipients cannot sell or transfer the shares of restricted stock (except by will or by the laws of descent and distribution) until the specified restriction periods expire. For each recipient the restriction on transfer will expire for one-third of the restricted shares awarded on the next three anniversaries of the date of grant. If a recipient’s service with the Company terminates for any reason, any shares that remain subject to the selling restrictions because the applicable restriction period has not expired are automatically reconveyed to the Company for no cash or other consideration. In the event a recipient is entitled to receive a severance payment under the terms of the Change in Control Severance Compensation Policy adopted by the Company in August 2011, any period of restriction on transfer that has not lapsed will accelerate and lapse immediately prior to the termination of continuous service on the terms set forth in the Change in Control Severance Compensation Policy.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: November 21, 2012	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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